THIRD AMENDMENT
TO THE
TXNM ENERGY, INC.
2022 LONG-TERM INCENTIVE PLAN
PNM Resources, Inc. previously adopted the 2022 Long-Term Incentive Plan (the “Plan”) pursuant to the PNM Resources, Inc. 2014 Performance Equity Plan. The Plan has been amended on two prior occasions. Effective as of August 2, 2024, PNM Resources, Inc. changed its name to TXNM Energy, Inc. (the “Company”) and the Plan has been renamed to the TXNM Energy, Inc. 2022 Long-Term Incentive Plan. By this instrument, the Company desires to amend the Plan as set forth below.
1.This Third Amendment shall be effective as of December 3, 2024.
2.The first paragraph of footnote 3 on Attachment A (Performance Goal Table) contains a typographical error. Consistent with Section 9 of Attachment D, it is hereby amended and restated to read as follows:
Earnings Growth, for the Performance Period, will be calculated by measuring the compounded annual growth rate by dividing the Earnings Per Share (as defined below) for the year ended December 31, 2024 by the Earnings Per Share (as defined below) for the year ended December 31, 2021. The resulting earnings growth multiple will then be multiplied to the 1/3 power and subtract 1. The calculation would be as follows: [(2024 Earnings Per Share/2021 Earnings Per Share) ^ (1/3)] -1.

3.Attachment C to the Plan is hereby amended and restated to read as attached as Exhibit 1 hereto.
4.This Third Amendment amends only the provisions of the Plan as noted above, and those provisions not expressly amended shall be considered in full force and effect. Notwithstanding the foregoing, this Third Amendment shall supersede the provisions of the Plan to the extent those provisions are inconsistent with the provisions and intent of this Third Amendment.

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IN WITNESS WHEREOF, the Company has caused this Third Amendment to be executed by its duly authorized representative on this 18 day of December, 2024.
TXNM ENERGY, INC.

By:    /s/ Brian G. Iverson
Brian G. Iverson
General Counsel, Senior Vice President Regulatory and Public Policy, and Corporate Secretary

4920-2606-1827.2

Exhibit 1

ATTACHMENT C
Time-Vested Restricted Stock Rights Award Opportunity Table

Officer Level	Award
CEO	Restricted Stock Rights = 87% of base salary
President and COO	Restricted Stock Rights = 67.5% of base salary
EVP	Restricted Stock Rights = 45% of base salary
General Counsel, Senior Vice President Regulatory and Public Policy	Restricted Stock Rights = 40.5% of base salary
All other SVPs	Restricted Stock Rights = 25.5% of base salary
VP and Chief Information Officer; and VP, Human Resources	Restricted Stock Rights = 16.5% of base salary
All other VPs	Restricted Stock Rights = 15% of base salary

    3

4920-2606-1827.2